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                             POWER OF ATTORNEY





     KNOW ALL MEN BY THESE PRESENTS, that Michael E. Nugent, whose signature appears below, constitutes and appoints David M. Butowsky, Ronald M. Feiman and Stuart M. Strauss, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution among himself and each of the persons appointed herein, for him and in his name, place and stead, in any and all capacities, to sign any amendments to any registration statement of DEAN WITTER CAPITAL APPRECIATION FUND, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



Dated: August 24, 1995





                 /s/ Michael E. Nugent
             ---------------------------
                     Michael E. Nugent